Exhibit 16.1


October 27, 2005


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

We have read Item 4.01 of Alpha Spacecom, Inc.'s Form 8-K/A2 dated June 13, 2005, and we agree with the statements made therein concerning De Joya & Company


Very truly yours,


 /s/ De Joya & Company
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De Joya & Company
Henderson, Nevada